                           FIRST RESERVE CORPORATION

                                 March 4, 1998


EVI, Inc.
5 Post Oak Park, Suite 1760
Houston, TX 77027
Attention:       Bernard J. Duroc-Danner
                 President and Chief Executive Officer


         Reference is made to the Agreement and Plan of Merger between Weatherford Enterra, Inc. ("Weatherford") and EVI, Inc. ("EVI") dated March 4, 1998 (the "Agreement"), which provides for the merger of Weatherford with and into EVI (the "Merger"). As an inducement to, and in consideration of, EVI's entering into the Agreement, the undersigned covenants and agrees as follows:

         (i) At any meeting of the stockholders of Weatherford at which the adoption of the Agreement is to be voted upon, the undersigned will vote any voting securities of Weatherford over which the undersigned has voting authority in favor of adoption of the Agreement unless the Board of Directors of Weatherford is recommending, at the time of such meeting, that the stockholders of Weatherford vote against such adoption in view of the pendency of a superior proposal as provided in Section 8.2(b) of the Agreement.

         (ii) The undersigned will not directly or indirectly (a) solicit, initiate or encourage the submission of any takeover proposal (as defined in the Agreement) with respect to Weatherford, (b) enter into any agreement with respect to a takeover proposal with respect to Weatherford or (c) participate in any discussion or negotiation regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal with respect to Weatherford; provided that the foregoing clause (c) shall not prohibit any affiliate of the undersigned who serves as a director of Weatherford from acting (subject to Section 8.2 of the Agreement) solely in his capacity as a director of Weatherford.

         (iii) The undersigned will not sell, contract to sell or otherwise transfer or dispose of any voting securities of Weatherford over which the undersigned has dispositive power; provided, however, First Reserve Secured Energy Assets Fund, L.P. may sell or distribute its voting securities of Weatherford in connection with the liquidation of such fund as long as the undersigned provides EVI with evidence satisfactory to EVI that such sale or distribution would not adversely affect the Merger from being accounted for as a pooling of interests.

EVI, Inc.
March 4, 1998
Page 2


         (iv) The undersigned agrees that upon consummation of the Merger, all stockholder agreements with Weatherford, including the Agreement dated as of June 23, 1995, as amended, among Weatherford International Incorporated and American Gas & Oil Investors, L.P., AMGO II, L.P., AMGO III, L.P., First Reserve Secured Energy Assets Fund, L.P., First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P., First Reserve Corporation, William E. Macaulay and John A. Hill, shall be terminated and the undersigned shall have no further rights thereunder.

         (v) The undersigned agree to sign the affiliate letter in the form attached hereto.

                                      Very truly yours,

                                      FIRST RESERVE CORPORATION



                                      By:
                                         ---------------------------------------
                                               William E. Macaulay
                                               President and
                                               Chief Executive Officer


                                      FIRST RESERVE FUNDS:

                                      AMERICAN GAS & OIL INVESTORS, L.P.

                                      By:      FIRST RESERVE CORPORATION,
                                               its Managing General Partner


                                               By:
                                                  ------------------------------
                                                       William E. Macaulay
                                                       President and Chief
                                                       Executive Officer
                                                       First Reserve Corporation

EVI, Inc.
March 4, 1998
Page 3


                                      AMGO II, L.P.

                                      By:      FIRST RESERVE CORPORATION,
                                               its Managing General Partner


                                               By:
                                                  ------------------------------
                                                       William E. Macaulay
                                                       President and Chief
                                                       Executive Officer
                                                       First Reserve Corporation

                                      FIRST RESERVE SECURED ENERGY
                                      ASSETS FUND, L.P.

                                      By:      FIRST RESERVE CORPORATION,
                                               its Managing General Partner


                                               By:
                                                  ------------------------------
                                                       William E. Macaulay
                                                       President and Chief
                                                       Executive Officer
                                                       First Reserve Corporation


                                      FIRST RESERVE FUND V, L.P.

                                      By:      FIRST RESERVE CORPORATION,
                                               its Managing General Partner


                                               By:
                                                  ------------------------------
                                                       William E. Macaulay
                                                       President and Chief
                                                       Executive Officer
                                                       First Reserve Corporation

                                      FIRST RESERVE FUND V-2, L.P.

                                      By:      FIRST RESERVE CORPORATION,
                                               its Managing General Partner


                                               By:
                                                  ------------------------------
                                                       William E. Macaulay
                                                       President and Chief
                                                       Executive Officer
                                                       First Reserve Corporation

EVI, Inc.
March 4, 1998
Page 4


                                      FIRST RESERVE FUND VI, L.P.

                                      By:      FIRST RESERVE CORPORATION,
                                               its Managing General Partner


                                               By:
                                                  ------------------------------
                                                       William E. Macaulay
                                                       President and Chief
                                                       Executive Officer
                                                       First Reserve Corporation




                                      ------------------------------------------
                                      William E. Macaulay




                                      ------------------------------------------
                                      John A. Hill

EVI, Inc.
March 4, 1998
Page 5


AGREED AND CONFIRMED:

EVI, INC.



By:
   ----------------------------------------
         Bernard J. Duroc-Danner
         President and Chief
         Executive Officer